Exhibit 10.2

GATX CORPORATION

U.S. EXECUTIVE SEVERANCE PLAN (AND SUMMARY PLAN DESCRIPTION)

Effective February 15, 2023

This GATX Corporation U.S. Executive Severance Plan (this "***Plan***") is effective as of February 15, 2023. The purpose of this Plan is to provide severance benefits to certain eligible executive-level employees of GATX Corporation (the "***Company***") whose employment with a Participating Company (as defined below) is terminated under the circumstances described below.

This Plan is an employee welfare benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("***ERISA***"). This Plan document is also the summary plan description of this Plan. The Plan provides benefits to a select group of management or highly compensated employees of the Company and therefore should fit within the "top hat" exception to many of the requirements of ERISA.

References in this Plan to "you" or "your" are references to a Covered Employee (as defined below) of a Participating Company. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 5 below.

1. General Eligibility. An individual is eligible for benefits under this Plan only if he or she is a Covered Employee on the date he or she experiences a Qualifying Termination. A "***Covered Employee***" for purposes of this Plan means an employee of the Company or any parent or subsidiary of the Company (each a "***Participating Company***") with the title of Senior Vice President or above who has been designated by the Plan Administrator as a participant in the Plan and is provided with and countersigns a Participation Notice (as defined in Section 21 hereof) in accordance with Section 21 hereof. For the avoidance of doubt, you will continue to be considered a Covered Employee if you are on a Participating Company-approved leave of absence immediately prior to the date of your Qualifying Termination.

2. Qualifying Termination Outside of a Change in Control Period. If you experience a Qualifying Termination outside of a Change in Control Period, then, subject to (i) your execution and delivery of a release of claims agreement in substantially the form attached as Appendix A-1 or A-2 hereto, as applicable (each, a "***Release of Claims***"), that becomes effective and irrevocable within sixty (60) days of your Termination Date (or such shorter period as determined by the Plan Administrator), and (ii) your continued compliance with Section 16 below, then you shall be entitled to receive the following severance payments and benefits applicable to your Tier as of the date of your Qualifying Termination as set forth on Appendix B hereto (which amounts shall be in addition to the Accrued Obligations):

(a) Severance. You shall be entitled to receive an amount equal to the sum of (i) your Monthly Base Compensation for the Severance Period applicable to your Tier as of the date of your Qualifying Termination as set forth on Appendix B hereto, plus (ii) the Bonus Amount applicable to your Tier as of the date of your Qualifying Termination as set forth on Appendix B hereto, payable in a cash lump sum within sixty (60) days following the Termination Date.

(b) Current Period Bonus. You shall be entitled to receive an amount equal to your annual bonus for the fiscal year of the Company in which your Qualifying Termination occurs, based on actual performance results for such fiscal year for elements of such bonus unrelated to your individual performance, and assuming one hundred percent (100%) achievement of any performance objectives relating to your individual performance, if any, which annual bonus shall be pro-rated for the portion of such fiscal year elapsed prior to the date of your Qualifying Termination. Such amount shall be paid when annual bonuses for such fiscal year are paid to the Company's employees generally, in a cash lump sum

2 (but in no event later than March 15 of the calendar year following the calendar year in which your Qualifying Termination occurs). (c) Prior Period Bonus. You shall be entitled to receive an amount equal to your Prior Period Bonus, if any, payable in a cash lump sum within sixty (60) days following the Termination Date. (d) Healthcare Continuation. If you, and your spouse and/or dependents have coverage on your Termination Date under a group health plan sponsored by the Company and timely and properly elect to receive continued group health plan coverage under COBRA, the Company will pay the total applicable premium cost for such COBRA coverage (other than for coverage under a health flexible spending account), beginning with the first month of such COBRA coverage, for the Severance Period applicable to your Tier as of the date of your Qualifying Termination as set forth on Appendix B hereto. If insurance plans, the Company shall provide or reimburse you for substantially equivalent coverage under other third-party insurance sources reasonably acceptable to you. Notwithstanding the foregoing, in the event that the Company determines, in its sole discretion, that the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Code Section 105(h) or Section 2716 of the Public Health Service Act), the Company shall instead pay to you the foregoing monthly amount as a taxable monthly payment for the foregoing COBRA coverage period (or any remaining portion thereof). You shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. (e) Equity Plan Awards. The Awards shall be Equity Plans and related award agreements. (f) Outplacement. The Company shall, at a maximum cost of $25,000, provide you with outplacement services through an outplacement firm designated by the Company for a period of twelve (12) months following your Termination Date. (g) Employee Assistance Program. You and your immediate family members shall be eligible for the continued use of the Employee Assistance Program of the Company during the ninety (90) day period following your Termination Date. (h) Tuition Reimbursement Program. You shall be eligible to receive tuition reimbursement for classes in which you were enrolled in as of your Termination Date; provided, however, that you successfully complete such classes in accordance with the Educational Assistance Policy of the Company. 3. Qualifying Termination During a Change in Control Period. If you experience a Qualifying Termination during a Change in Control Period, then subject to (i) Section 4(b) to the extent you are a party to an Individual CIC Agreement at the time of your Qualifying Termination during a Change in Control Period, (ii) your execution and delivery of a Release of Claims that becomes effective and irrevocable within sixty (60) days of your Termination Date (or such shorter period as determined by the Plan Administrator), and (iii) your continued compliance with Section 16 below, you shall be entitled to receive the following severance payments and benefits applicable to your Tier as of the date of your Qualifying Termination as set forth on Appendix C hereto (which amounts shall be in addition to the Accrued Obligations): (a) Severance. You shall be entitled to receive an amount equal to the sum of (i) your Monthly Base Compensation for the Severance Period applicable to your Tier as of the date of your Qualifying Termination as set forth on Appendix C hereto, plus (ii) the Bonus Amount applicable to your

3 Tier as of the date of your Qualifying Termination as set forth on Appendix C hereto, payable in a cash lump sum within sixty (60) days following the Termination Date. (b) Current Period Bonus. You shall be entitled to receive an amount equal to your Target Bonus for the fiscal year of the Company in which your Qualifying Termination occurs, which Target Bonus shall be pro-rated for the portion of such fiscal year elapsed prior to the date of your Qualifying Termination. Such amount shall be payable in a cash lump sum within sixty (60) days following the Termination Date. (c) Prior Period Bonus. You shall be entitled to receive an amount equal to your Prior Period Bonus, if any, payable in a cash lump sum within sixty (60) days following the Termination Date. (d) Healthcare Continuation. If you, and your spouse and/or dependents have coverage on your Termination Date under a group health plan sponsored by the Company and timely and properly elect to receive continued group health plan coverage under COBRA, the Company will pay the total applicable premium cost for such COBRA coverage (other than for coverage under a health flexible spending account), beginning with the first month of such COBRA coverage, for the Severance Period applicable to your Tier as of the date of your Qualifying Termination as set forth on Appendix C hereto. If the Company is not reasonably able to continue health insurance benefits coverage under th insurance plans, the Company shall provide or reimburse you for substantially equivalent coverage under other third-party insurance sources reasonably acceptable to you. Notwithstanding the foregoing, in the event that the Company determines, in its sole discretion, that the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Code Section 105(h) or Section 2716 of the Public Health Service Act), the Company shall instead pay to you the foregoing monthly amount as a taxable monthly payment for the foregoing COBRA coverage period (or any remaining portion thereof). You shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. (e) Equity Plan Awards. The Awards shall be governed by the app Equity Plans and related award agreements. (f) Outplacement. The Company shall, at a maximum cost of $25,000, provide you with outplacement services through an outplacement firm designated by the Company for a period of twelve (12) months following your Termination Date. (g) Employee Assistance Program. You and your immediate family members shall be eligible for the continued use of the Employee Assistance Program of the Company during the ninety (90) day period following your Termination Date. (h) Tuition Reimbursement Program. You shall be eligible to receive tuition reimbursement for classes in which you were enrolled in as of your Termination Date; provided, however, that you successfully complete such classes in accordance with the Educational Assistance Policy of the Company. 4. No Duplication of Benefits; WARN Offset and Other Reductions. (a) In the event of your Qualifying Termination, you shall only be entitled to receive severance benefits under Section 2 or Section 3 of this Plan, as applicable, but in no event will you be entitled to benefits under more than one such section. Notwithstanding any provision of the Plan to the contrary, if a is terminated for any reason other than due to a Qualifying

4 Termination, the Covered Employee shall not be entitled to receive any severance benefits under the Plan, and the Company shall not have any obligation to such Covered Employee under the Plan. (b) Notwithstanding the foregoing, in the event that a Covered Employee is a party to an individual written change in control severance agreement with the Company identified on Appendix D attached hereto, including any future amendments thereto Individual CIC Agreement Covered Employee shall not be eligible for the benefits under this Plan during the Individual CIC Agreement (as defined in such Individual CIC Agreement) and such Individual CIC Agreement shall govern the payments and benefits to be provided to such Covered Employee in the event such Individual CIC Agreement. In addition, in the event an Individual CIC Agreement provides for more favorable benefits to a Covered Employee in the event an Excise Tax (as defined below) is payable by the Covered Employee than the treatment prescribed under Section 19, Section 19 shall not apply to such Covered Employee and the more favorable provision contained in the Individual CIC Agreement shall apply to such Covered Employee. (c) Unless Section 4(b) applies to a Covered Employee, this Plan shall be the only plan, agreement or arrangement with respect to which benefits may be provided to Covered Employees upon a Qualifying Termination and supersedes all prior agreements, arrangements or related communications of the Company relating to separation benefits or accelerated vesting benefits on a Qualifying Termination for the Covered Employees, whether formal or informal, or written or unwritten. However, if a prior plan or agreement requires the consent of the Covered Employee in order for such prior plan or agreement to be modified or amended or superseded by this Plan, such consent must be obtained from such Covered Employee in order for this Plan to supersede such prior plan or agreement. Notwithstanding the foregoing, as set forth in Sections 2(e) and 3(e), the terms of the Equity Plans and any applicable Award agreement shall continue to govern the terms of any such Awards. (d) Subject to Sections 4(b) and 4(c) above, a Covered Employee shall not be entitled to any severance benefits under this Plan which duplicates a payment or benefit received or receivable by the Covered Employee under any Individual CIC Agreement, or any other plan, program or arrangement of the Company or any severance required by applicable law or regulation, including, without limitation, WARN te or local statute, rule or regulation. If, notwithstanding Sections 4(b) and 4(c), a Covered Employee has a right to payments or benefits upon a Qualifying Termination that duplicate the severance benefits under this Plan, the benefits under this Plan shall be reduced, dollar for dollar, by the amount of the duplicate payment(s) and benefit(s). The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of termination of employment, and the Company shall so construe and enforce the terms of this Plan. The Plan all or a portion of such reductions to the severance benefits of one employee and the amount of such reductions shall in no way obligate the Plan Administrator to waive the same reductions in the same amounts to the severance benefits of any other employees, even if similarly situated. Such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to a statutory obligation of the Company. (e) In furtherance of the foregoing, individuals who are Covered Employees under this Plan shall not be eligible participants in the GATX Corporation Amended and Restated Discretionary Severance Benefit Plan. 5. Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

5 (a) Accrued Obligations means, for a Covered Employee, the (i) base salary otherwise payable through the Termination Date, which shall be paid to you within thirty (30) days of the Termination Date (or earlier as required under applicable law), (ii) unreimbursed business expenses reimbursable under Company policies then in effect, (iii) earned and accrued vacation pay and/or paid time off, if applicable, to the extent not theretofore paid, through the Termination date, which shall be paid to you within thirty (30) days of the Termination Date (or earlier as required under applicable law), and (iv) to the extent not otherwise paid or provided pursuant to this Plan, the Other Benefits that may be due to such Covered Employee in accordance with the terms of the arrangement providing for such amounts or benefits, which amounts shall be paid as required under applicable law. (b) Awards means each outstanding and unvested equity award held by you granted pursuant to an Equity Plan, including, without limitation, each restricted stock, stock option, restricted stock unit, performance stock unit, stock appreciation right and or other equity-based award. (c) Board means the Board of Directors of the Company. (d) Bonus Amount means your Target Bonus (or multiple thereof) payable upon a Qualifying Termination based on your Tier at the time of your Qualifying Termination and as forth on Appendix B or C, as applicable. (e) Cause means: (i) your willful and continued failure to perform substantially your duties with any Participating Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that you have not substantially performed your duties; or (ii) the willful engaging by you in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on your part, shall be considered willful unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions or concurrence of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. Your cessation of employment shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in clause (i) or (ii) above, and specifying the particulars thereof in detail. (f) Change in Control means: (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act )) (a Person ) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the Outstanding Company Common Stock ) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company

6 Voting Securities ); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this definition; or (ii) Individuals who, as of the Effective Date, constitute the Board (the Incumbent Board ) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition (including, without limitation, a disposition occurring by merger, consolidation, sale, or other similar transactions of one or more subsidiaries of the Company) of all or substantially all of the assets of the Company (a Business Combination ), in each case unless, following such Business Combination (other than a Business Combination of the type referred to in the first parenthetical of this clause (iii) which results in the disposition of all or substantially all of the assets of the Company), (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty five percent (65%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or (v) Consummation of a reorganization, merger or consolidation or sale or other disposition of any subsidiary or of all or substantially all of the assets of any subsidiary of the Company or a disposition (in a single transaction or series of integrated transactions) of all or substantially all of the assets of an operating segment of the Company as identified in the financial statements included in the -K (each a Business Segment ) that is, in either case, your primary employer or to which your responsibilities primarily relate immediately prior thereto, and which does not constitute a Business Combination as defined in clause (iii) above, unless immediately thereafter the Company, either directly or indirectly, owns (A) at least fifty percent (50%) of the voting

7 stock of any such subsidiary disposed of or, (B) in the case of the disposition of all or substantially all of the assets of a subsidiary or Business Segment, at least fifty percent (50%) of both the voting power over and the equity in any entity holding title to such assets. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Section 409A, such Change in Control must also constitute a change in control event within the meaning of Treasury Regulation Section 1.409A-3(i)(5). (g) Change in Control Period means the period of time commencing on the date of a Change in Control and ending on the second anniversary of such Change in Control. (h) Disability isability that entitles you to disability income benefits under the GATX Long Term Disability Income Plan as in effect from time to time. (i) Equity Plan means an equity incentive plan maintained by the Company. (j) Good Reason means the occurrence of one or more of the following conditions without your written consent: (i) A material diminution in your base compensation; (ii) A material diminution in your authority, duties, or responsibilities; (iii) You are required to report to a supervisor with materially less authority, duties, or responsibilities than the authority, duties, and responsibilities of the supervisor who had the greatest such authority, duties, and responsibilities at the time you were required to report to such supervisor during the 120-day period immediately preceding the first day of the Change in Control Period; (iv) A material diminution in the budget over which you retain authority, compared with the most significant budget over which you had authority at any time during the 120-day period immediately preceding the first day of the Change in Control Period. (v) A material change in the geographic location at which you must perform the services. (vi) Any other action or inaction by the Company that constitutes a material breach of this Plan or any written agreement between you and the Company. If (I) you provide written notice to the Company of the occurrence of Good Reason within a reasonable time (not more than ninety (90) days) after you have knowledge of the circumstances constituting Good Reason, which notice specifically identifies the circumstances which you believe constitute Good Reason; (II) the Company fails to notify you of the Company's intended method of correction within a reasonable period of time (not less than thirty (30) days) after the Company receives the notice, or the Company fails to correct the circumstances within a reasonable period of time after such notice (except that no such opportunity to correct shall be applicable if the circumstances constituting Good Reason are those described in clause (v) above, relating to relocation); and (III) you resign within sixty (60) days after receiving the Company's response, if such notice does not indicate an intention to correct such circumstances, or within a reasonable time after the Company fails to correct such circumstances (provided that in no event may such termination occur more than two years after the initial existence of the condition constituting Good Reason); then you shall be considered to have terminated for Good Reason.

8 (k) Monthly Base Compensation means (A) your annual base salary as in effect on the date of your Qualifying Termination (and without regard to any reduction in such annual base salary that gave rise to your resignation for Good Reason), divided by (B) twelve (12). Monthly Base Compensation does not include payments for incentive compensation, incentive payments, bonuses, commissions, benefits, fringe benefits, expense reimbursements, or other compensation. (l) Other Benefits means amounts or benefits to the extent that they are required to be provided to you after termination of your employment in accordance with the terms of a plan, program, policy, practice, contract, agreement or other arrangement; provided that Other Benefits will include only amounts and benefits that would be required to be provided in the absence of this Plan. (m) Plan Administrator means the Compensation Committee of the Board or such other committee or subcommittee of the Board to the extent that the powers or authority under the Plan have been delegated to such committee or subcommittee. (n) Prior Period Bonus immediately prior to the fiscal year in which the Termination Date occurs. For clarity, if the Termination Date occurs on or after the date on which the Company pays annual bonuses for the fiscal year ending immediately prior to the fiscal year in which the Termination Date occurs, then there shall be no Prior Period Bonus. (o) Qualifying Termination means (i) the termination of your employment by a Participating Company other than for Cause at any time, or (ii) your resignation for Good Reason during a Change in Control Period. Notwithstanding anything contained herein, in no event shall a Covered Employee be deemed to have experienced a Qualifying Termination if (x) such Covered Employee is offered and accepts an employment position with any Participating Company, or (y) in connection with a Change in Control, such Covered Employee is offered and accepts an employment position with the successor or purchaser entity (or an affiliate thereof), as applicable. A Qualifying Termination shall not include a termination due to your death or Disability. (p) Severance Period means the number of months following the Termination Date based on your Tier as of the date of your Qualifying Termination determined as set forth on Appendix B or C, as applicable. (q) Target Bonus means your target annual bonus pursuant to the ) at the annualized rate in effect for the fiscal year in which your Qualifying Termination occurs and (ii) assuming one hundred percent (100%) achievement of individual duction in a Covered resignation for Good Reason). Notwithstanding the foregoing, your Target Bonus for purposes of the Plan shall be deemed to be the amount re your Termination Date if a target bonus has not been established for the then current fiscal year. (r) Termination Date means the date on which you experience a Qualifying Termination. 6. Withholding. The Company shall have the right to deduct from all payments hereunder all taxes that the Company determines are required by law to be withheld therefrom. Regardless of the amount withheld, the recipient of payments, benefits, or other income (including imputed income) under the Plan shall be solely responsible for all taxes owed with respect to such payments, benefits, and other income.

9 7. Amendment of Plan. The Company, by action of the Compensation Committee, reserves the right to amend or terminate the Plan at any time, without advance notice to any Covered Employee and without regard to the effect of the amendment or termination on any Covered Employee or on any other individual. Any amendment or termination of the Plan will be in writing. Notwithstanding the preceding, (a) any amendment to the Plan that causes an individual or group of individuals to cease to be Covered Employees will not be effective unless it is communicated to the affected individual(s) in writing prior to the commencement of a Change in Control Period and (b) once a Covered Employee has incurred a Qualifying written consent, reduce or alter to the detriment of the Covered Employee, the benefits payable to that Covered Employee (including, without limitation, imposing additional conditions or modifying the timing of payment). In addition, notwithstanding the preceding, during a Change in Control Period, neither the Company nor any successor Plan in any way, nor take any other action, that (a) prevents that Covered Employee from becoming eligible for benefits under the Plan or (b) reduces or alters to the detriment of the Covered Employee the benefits payable, or potentially payable, to a Covered Employee under the Plan (including, without limitation, imposing additional conditions or modifying the timing of payment). For the avoidance of doubt, in the event a Change in Control occurs during the term of the Plan, the Plan shall not terminate until the Change in Control Period has expired and any benefits payable have been paid. 8. Claims Procedures. Normally, you do not need to present a formal claim to receive benefits payable under this Plan. If any person (the Claimant ) believes that benefits are being denied improperly, that this Plan is not being operated properly, that fiduciaries of this Plan have breached their duties, or that being violated with respect to this Plan, the Claimant must file a formal claim, in writing, with the Plan Administrator. A formal claim must be filed within sixty (60) days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Plan Administrator in writing consents otherwise or the deadline to file a claim is temporarily extended under the rules described in Appendix E. The Plan Administrator has adopted procedures for considering claims (which are set forth in Appendix E), which it may amend from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements, and the Plan Administrator shall provide a Claimant, on request, with a copy of such amended claims procedures. The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims procedures to resolve any claim. 9. Plan Administration. (a) The Plan Administrator is responsible for the general administration and management of this Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply this Plan and to determine all questions relating to eligibility for benefits. This Plan shall be interpreted in accordance with its terms and their intended meanings. However, the Plan Administrator and all Plan fiduciaries shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion they deem to be appropriate in their sole discretion, and to make any findings of fact needed in the administration of this Plan. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious. (b) All actions taken and all determinations made in good faith by the Plan Administrator or by Plan fiduciaries will be final and binding on all persons claiming any interest in or under this Plan. To the extent the Plan Administrator or any Plan fiduciary has been granted discretionary not obligate it to exercise its authority in a like fashion thereafter.

10 10. Funding and Payment of Benefits. This Plan shall be maintained in a manner to be considered unfunded for purposes of ERISA. The Company shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor against any Participating Company, with respect to the benefits payable hereunder, or which may be payable hereunder, to any employee. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with this Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan. The assets in any such reserve or fund shall be part of the general assets of the Company, subject to the control of the Company. 11. Successors. Any successor to the Company (whether direct or indirect and whether by business and/or assets shall assume the obligations under this Plan and agree expressly to perform any of the Company, including without limitation, a successor to a subsidiary of the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), to all or d the employees eligible under this Plan employed by the affiliate of the Company. For all purposes under this Plan, the term Company shall include business and/or assets which executes and delivers an assumption agreement or which becomes bound by the terms of the Plan by operation of law. All of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. 12. Limitation On Employee Rights; At-Will Employment. This Plan shall not give any employee the right to be retained in the service of a Participating Company or interfere with or restrict the right of a Participating Company to discharge or retire the employee. All employees of the Participating Companies are employed at will. 13. No Third-Party Beneficiaries. This Plan shall not give any rights or remedies to any person other than eligible employees hereunder (or their estates or beneficiaries, in the event of an eligible 14. Governing Law. The Plan is inte meaning of U.S. Department of Labor Regulation Section 2520.104-23 and shall be interpreted, administered, and enforced as such in accordance with ERISA. To the extent that state law is applicable, 15. No Assignment of Benefits. The rights of any person to payments or benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by process, and any action in violation of this Section 15 shall be void. 16. Restrictive Covenants. (a) Restrictive Covenants. You hereby expressly confirm your continuing obligations to any Participating Company pursuant to the confidentiality provisions of any code of conduct of any Participating Company and/or any agreements regarding non-competition, non-solicitation, non- disparagement, confidentiality, assignment of inventions or other similar covenants between you and any

11 Participating Company (the Restrictive Covenants ). In addition, without limiting the foregoing, you agree as follows: (i) You acknowledge that in the course of your involvement in the activities of any Participating Company, you will have access to confidential and proprietary information including, but methods of operation, proprietary computer programs, business dealings, assets, capabilities, and all other planning, pricing, customer or client lists of the Participating Companies whether written, oral or otherwise. You agree that, before, on, and after the Effective Date, you shall keep confidential all information, knowledge or data relating to the Participating Companies, and their respective businesses, which shall have been obtained by you during your employment by the Participating Companies and which shall have been identified and held by the Company as proprietary and confidential and which shall not be or become public knowledge (other than by acts by you or your representatives in violation of this Section 16). During and after termination of your employment with the Company, you shall not, without the express written consent of the Board or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company. (ii) You agree that, while employed by the Company and during the twelve month period after your Termination Date, you shall not, without the express written consent of the Board, be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor in any location in the United States. The term Competitor means any enterprise (including a person, firm, business, division, or other unit, whether or not incorporated) during any period in which it is engaged in the business of leasing railcar assets. Nothing contained herein will prevent you from engaging in an activity otherwise prohibited by this clause (ii) for or with respect to any subsidiary, division or affiliate or unit (each, a Unit ) of an entity if that Unit is not engaged in railcar leasing irrespective of whether another Unit of such entity engages in such competition (as long as you do not engage in prohibited activity for such other Unit). (iii) You agree that, while employed by the Company during the applicable Severance Period (determined by reference to the number of months of base pay in the Severance Period and without regard to whether such amount is paid in a lump sum), you shall not, without the express written consent of the Board, call on, service or solicit any party who is then or, during the twelve-month period prior to such solicitation by you was a customer or supplier of any Participating Company, provided that the restriction in this clause (iii) shall not apply to any activity on behalf of a business that is not a Competitor. (iv) You agree that, while employed by the Company during the applicable Severance Period, you shall not, solicit, entice, persuade or induce any individual who is employed by any Participating Company (or was so employed within 90 days prior to your action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Participating Companies, and you shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. (v) You agree that you shall not disparage, criticize or defame any Participating Company and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall not, and shall instruct its officers and directors to not, disparage, criticize, or defame you, either publicly or privately. Nothing in this clause (v) shall have application to any evidence or testimony required by any court, arbitrator, or government agency.

12 (vi) In connection with any termination of employment, you shall return to the Company all Company documents (and all copies thereof) and other Company property that you have in his or her possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). (vii) It is expressly understood and agreed that although you and the Company consider the restrictions contained in this Section 16 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Plan is an unenforceable restriction against you, the provisions of this Plan shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Plan is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. (viii) You acknowledge that the Company would be irreparably injured by a violation of this Section 16, and agree that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining you from any actual or threatened breach of Section 16. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. (b) Duty of Loyalty. Nothing in this Section 16 shall be construed as limiting your duty of loyalty to the Company, or any other duty you may otherwise have to the Company, while you are employed by the Company. (c) Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Plan or the Restrictive Covenants prohibits you from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Plan: (i) you shall not be in breach of this Plan, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney, and may use the trade secret information in the court proceeding, if you file any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. 17. Headings; Interpretation. Where the context so indicates, the singular will include the plural and vice versa. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan. Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.

13 18. Section 409A. To the extent applicable, this Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Plan comply with, or be exempt from Code Section 409A and, accordingly, to the maximum extent permitted, this Plan shall be interpreted to be in compliance with such intention. To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Code Section 409A, the provision shall be read in such a manner that no payments payable under this Plan shall be subject to an additional tax as defined in Section 409A(a)(1)(B) of the Code. (a) Separation from Service. Notwithstanding any provision to the contrary in this Plan, to the extent any payments to a Covered Employee pursuant to this Plan constitute non-qualified deferred compensation subject to Section 409A of the Code or are intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii), then, to the extent required by Section 409A of the Code or to satisfy such exception, no amount shall be payable hereunder unless your termination of employment constitutes a separation from service with the Company within the meaning of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder (a Separation from Service ). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-l(b)(9)(iii) must be paid no later than the last day of the he Separation from Service occurs. (b) Specified Employee. Notwithstanding any provision to the contrary in this Plan, if you are deemed at the time of your Separation from Service to be a specified employee for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which you are entitled under this Plan is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of your benefits shall not be provided to you prior to the earlier of (A) the expiration of the six-month period measured from the date of your Separation from Service or (B) the date of your death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 18(b) shall be paid in a lump sum to you, and any remaining payments due under this Plan shall be paid as otherwise provided herein. (c) Expense Reimbursements and In-Kind Benefits. To the extent that any reimbursements or in-kind benefits provided pursuant to this Plan are subject to the provisions of Section 409A of the Code, any such reimbursements payable to you pursuant to this Plan shall be paid to you no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed or in-kind benefits provided in one year shall not affect the amount eligible for reimbursement or in-kind benefits to be provided in any subsequent year, and your right to reimbursement or in-kind benefits under this Plan will not be subject to liquidation or exchange for another benefit. (d) Installments. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. (e) Release. Notwithstanding anything to the contrary in this Plan, to the extent that any payments due under this Plan as a result of your termination of employment are subject to your execution and delivery of a Release of Claims, if you fail to execute the Release of Claims on or prior to the Release Expiration Date (as defined below) or timely revoke your acceptance of the Release of Claims thereafter, or the Release of Claims does not become effective and irrevocable within sixty (60) days following your Termination Date, you shall not be entitled to any payments or benefits otherwise conditioned on the Release of Claims. For purposes hereof, Release Expiration Date shall mean (1) if you are under forty (40) years old as of the Termination Date, the date that is seven (7) days following the

14 Termination Date, or such shorter or longer time prescribed by the Company in the Release of Claims, and (2) if you are forty (40) years or older as of the Termination Date, the date that is twenty one (21) days following the Termination Date, or, if your termination of employment is in connection with an exit incentive or other employment termination program (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty five (45) days following such Termination Date. 19. Section 280G. (a) Parachute Payments. Subject to Section 4(b), in the event that any payment or benefit received or to be received by you pursuant to this Plan or the terms of any plan, arrangement or agreement (including any payment or benefit received in connection with a change of control or the termination of your employment) (all such payments and benefits being hereinafter referred to as the Total Payments ) would be subject (in whole or part) to the excise tax (the Excise Tax ) imposed under Section 4999 of the Code, then the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Covered Employee would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Covered Employee that are exempt from Section 409A of the Code, (B) reduction of any other cash payments or benefits otherwise payable to the Covered Employee that are exempt from Section 409A of the Code, but excluding any payment attributable to the stock that is exempt from Section 409A of the Code, (C) reduction of any other payments or benefits otherwise payable to the Covered Employee on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and from Section 409A of the Code, and (D) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award exempt from Section 409A of the Code; provided, in case of clauses (B), (C) and (D), that reduction of any payments or benefits attributable to the acceleration of vesting of Company equity awards shall be first applied to Company equity awards that would otherwise vest last in time. The foregoing reductions shall be made in a manner that results in the maximum economic benefit to the Covered Employee on an after- tax basis and, to the extent economically equivalent payments or benefits are subject to reduction, in a pro rata manner. (b) Determinations. All determinations regarding the application of this Section 19 shall be made by an independent accounting firm or consulting group with nationally recognized standing and substantial expertise and experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax retained by the Company prior to the date of the applicable Change in Control (the 280G Firm ). For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments shall be taken into account which, in the written opinion of the 280G Firm, (A) does not constitute a parachute payment within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, or (B) constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the base amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, (ii) no portion of the Total Payments the receipt or enjoyment of which a Covered Employee shall have waived at such time and in such manner as not to constitute a payment within the meaning of Section 280G(b) of the Code

15 shall be taken into account, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this Section 280G Treatment section shall be done by the 280G Firm. (c) Cooperation and Expenses. The 280G Firm will be directed to submit its determination and detailed supporting calculations to both the Covered Employee and the Company within fifteen (15) days after notification from either the Company or the Covered Employee that the Covered Employee may receive payments which may be parachute payments. The Covered Employee and the Company will each provide the 280G Firm access to and copies of any books, records, and documents in their possession as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Plan. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this Plan will be borne solely by the Company. 20. Notices. Any notice required or permitted by this Plan shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to an eligible employee at business, to the attention of the General Counsel, or such other address as either party may specify in writing. 21. Participation Notices. The Plan Administrator shall have the authority, in its sole discretion, to select employees to participate in the Plan and to provide written notice to any such employee that the employee is a Covered Employee in, and eligible to receive severance benefits under, the Plan (a Participation Notice 22. Claw-Back Provisions. All payments and benefits pursuant to the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable law and the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

Exhibit 10.2 Appendix A-2-1 APPENDIX A-1 Release of Claims [FOR EMPLOYEES 40 AND OVER] [The Release of Claims is subject to revision by the Company based on changes in applicable law or local law requirements based on determined by the Plan Administrator, in its sole discretion.] This Release of Claims ( Release ) is entered into as of __________, 20__, between [__________] ( Employee ) and GATX Corporation, a Delaware corporation (the Company and, together with Employee, the Parties Effective Date ), d), below. WHEREAS, Employee is a participant in the GATX Corporation U.S. Executive Severance Plan (the Severance Plan ). NOW, THEREFORE, in consideration of the applicable severance benefits under the Severance execution and non-revocation of this Release, the Parties agree as follows: 1. . Employee agrees not to sue, or otherwise file any claim against, the Company or its parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such (collectively, the Company Parties ), for any reason whatsoever based on anything that has occurred at any time up to and including the execution date of this Release as follows: (a) and assigns, Employee hereby releases and forever discharge the Company Parties, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called Claims ), which Employee now have or may hereafter have against any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Release, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, Fair Credit Reporting Act, or any similar state law, each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of

Appendix A-1-2 wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and (b) Notwithstanding the generality of the foregoing, Employee does not release any Claims that cannot be released as a matter of law including, without limitation, (i) interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission or any other federal, state or local government agency, or to cooperate with or participate in any investigation conducted by such agency; provided, however, that proceeding brought by Employee v Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation by whistleblower provisions of applicable law. For the avoidance of doubt, Employee does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Employee does not release hereby any rights that Employee may have relating to (i) indemnification by the Company or its affiliates under any indemnification agreement with the s and compensation plans; and (iii) any severance benefits to which Employee is specifically entitled as of the date of termination pursuant to the Severance Plan. (c) EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY, AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. (d) Employee acknowledges that the General Release of Claims set forth in Section 1(a) above includes a release of Claims under the Age Discrimination in Employment Act (the ADEA Release ). In accordance with the Older Workers Benefit Protection Act, Employee acknowledges as follows: (i) choice before signing this Release and Employee either has so consulted with counsel or voluntarily decided not to consult with counsel;

Appendix A-1-3 (ii) Employee has been granted [twenty-one (21)] [forty-five (45)]1 days after Employee is presented with this Release to decide whether or not to sign it. Employee agrees that such period shall not be extended due to any material or immaterial changes to the Release. If Employee executes this Release prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney, and hereby waive the remainder of the [twenty-one (21)] [forty-five (45)] day period; (iii) Employee has carefully reviewed and considered and fully understand the terms set forth in this Release, including all exhibits hereto; (iv) [Employee understands that Attachment 1 to this Release is a list of the job titles and ages for all indiv who have not been selected for the program, as of [_____], the date the Company provided this Release to Employee;]2 and (v) to so revoke to [Insert Name], [____], GATX Corporation, at 233 South Wacker Drive, Chicago, Illinois 60606, on or before 5:00 p.m. on the seventh (7th) day after the date on which Employee signs this Release. (e) Employee acknowledges that Employee will not be entitled to the severance benefits under the Severance Plan unless this Release is effective within [____]3 days 2. Employee Representations. Employee represents and warrants that: (a) Employee has returned to the Company all Company property in Employee to keep following his or her Termination Date in writing), including without limitation, any cell phone, laptop computer or tablet; (b) Employee is not owed wages, commissions, bonuses or other compensation, other than wages through the Termination Date of Employee and any accrued, unused vacation or paid time off earned through such date, other than as set forth in the Severance Plan; (c) compensation law or Employee has disclosed any injuries of which Employee is currently, compensation law; and (d) Employee has not initiated any adversarial proceedings of any kind against the Company or its affiliates or, in their capacities as such, against any other person or entity 1 NTD: To be 45 days for a group termination and 21 days for a non-group termination. 2 NTD: To be included for group termination. 3 NTD: To be 55 days for a group termination and 30 days for a non-group termination.

Appendix A-1-4 released herein, nor will Employee do so in the future, except as specifically allowed by this Release. 3. Restrictive Covenants; Cooperation continuing obligations under Section 16 of the Plan. In addition, Employee shall cooperate with the Company and its administrative, regulatory or judicial pr (including, without limitation, Employee being available to the Company upon reasonable notice for without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may h employment); provided, however, that any such request by the Company shall not be unduly burdensome or ability to engage in gainful employment. 4. WARN Offset. Without limiting Section 4 of the Severance Plan, Employee acknowledges and agrees that, unless otherwise determined by the Plan Administrator (as defined in ced, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Employee by the Participating Companies (as defined in the Severance Plan) that become of employment pursuant to any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any similar state or local statute, rule or regulation. 5. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. 6. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of [____]4, including all matters of construction, validity and performance, without regard to conflicts of law principles. 7. Integration Clause entire agreement with regard to the separation of prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and a duly authorized officer or director of the Company. 8. Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures. 9. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties. (Signature Page Follows) 4

Appendix A-1-5 IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below. EMPLOYEE GATX CORPORATION: Name: Name: Title: Title: Date: Date:

Appendix A-1-6 [ATTACHMENT 1 TO APPENDIX A] [Older Worker Benefit Protection Act Disclosure] [To be included if applicable]

Exhibit 10.2 Appendix A-2-1 APPENDIX A-2 Release of Claims [FOR EMPLOYEES UNDER 40] [The Release of Claims is subject to revision by the Company based on changes in applicable law or determined by the Plan Administrator, in its sole discretion.] This Release of Claims ( Release ) is entered into as of _________, 20__, between [__________] ( Employee ) and GATX Corporation, a Delaware corporation (the Company and, together with Employee, the Parties Effective Date ). WHEREAS, Employee is a participant in the GATX Corporation U.S. Executive Severance Plan (the Severance Plan ). NOW, THEREFORE, in consideration of the applicable severance benefits under the Severance xecution and non-revocation of this Release, the Parties agree as follows: 1. . Employee agrees not to sue, or otherwise file any claim against, the Company or its parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such (collectively, the Company Parties ), for any reason whatsoever based on anything that has occurred at any time up to and including the execution date of this Release as follows: (a) and assigns, Employee hereby releases and forever discharge the Company Parties, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called Claims ), which Employee now have or may hereafter have against any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Release, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employ without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, Fair Credit Reporting Act, or any similar state law, each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any

Appendix A-2-2 sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and (b) Notwithstanding the generality of the foregoing, Employee does not release any Claims that cannot be released as a matter of law including, without limitation, (i) benefits pursuant to the terms of app , interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission or any other federal, state or local government agency, or to cooperate with or participate in any investigation conducted by such agency; provided, however, that Employee v Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation by whistleblower provisions of applicable law. For the avoidance of doubt, Employee does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Employee does not release hereby any rights that Employee may have relating to (i) indemnification by the Company or its affiliates under any indemnification agreement with the ii) any severance benefits to which Employee is specifically entitled as of the date of termination pursuant to the Severance Plan. (c) EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY, AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. (d) Employee acknowledges that Employee will not be entitled to the severance benefits under the Severance Plan unless this Release is effective within ten (10) days 2. Employee Representations. Employee represents and warrants that: (a) Employee has returned to the Company all Company property in Employee to keep following his or her Termination Date in writing), including without limitation, any cell phone, laptop computer or tablet;

Appendix A-2-3 (b) Employee is not owed wages, commissions, bonuses or other compensation, other than wages through the Termination Date of Employee and any accrued, unused vacation or paid time off earned through such date, other than as set forth in the Severance Plan; (c) compensation law or Employee has disclosed any injuries of which Employee is currently, reasonably compensation law; and (d) Employee has not initiated any adversarial proceedings of any kind against the Company or its affiliates or, in their capacities as such, against any other person or entity released herein, nor will Employee do so in the future, except as specifically allowed by this Release. 3. Restrictive Covenants; Cooperation obligations under Section 16 of the Plan. In addition, Employee shall cooperate with the Company and its a (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Co without requiring service of a subpoena or other legal process, and turning over to the Company all relevant employment); provided, however, that any such request by the Company shall not be unduly burdensome or ability to engage in gainful employment. 4. WARN Offset. Without limiting Section 4 of the Severance Plan, Employee acknowledges and agrees that, unless otherwise determined by the Plan Administrator (as defined in in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Employee by the Participating Companies (as defined in the Severance Plan) that become requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any similar state or local statute, rule or regulation. 5. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. 6. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of [____]5, including all matters of construction, validity and performance, without regard to conflicts of law principles. 7. Integration Clause prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and a duly authorized officer or director of the Company. 8. Execution in Counterparts. This Release may be executed in counterparts with the 5

Appendix A-2-4 same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures. 9. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties. (Signature Page Follows)

Appendix A-2-5 IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below. EMPLOYEE GATX CORPORATION: Name: Name: Title: Title: Date: Date:

Exhibit 10.2 Appendix B-1 APPENDIX B Qualifying Termination Severance Benefits Severance Employment Band Severance Period (months of base pay) Bonus Amount Benefits Continuation Tier 1 CEO 24 months 2.0x Target Bonus 24 months Tier 2 Executive Vice President 18 months 1.5x Target Bonus 18 months Tier 3 Senior Vice President 12 months 1.0x Target Bonus 12 months

Appendix C-1 APPENDIX C Change in Control Qualifying Termination Severance Benefits Severance Employment Band Severance Period (months of base pay) Bonus Amount Benefits Continuation Tier 1 CEO 36 months 3.0x Target Bonus 36 months Tier 2 Executive Vice President 24 months 2.0x Target Bonus 24 months Tier 3 Senior Vice President 18 months 1.5x Target Bonus 18 months

Appendix E-1 APPENDIX D Individual CIC Agreements All Existing Executive COC Agreements listed below by name and agreement effective dates Officer Name Agreement Effective Date Robert C. Lyons 1/1/2009 Thomas A. Ellman 1/1/2014 Paul F. Titterton 8/1/2022 Meredith Nero 5/1/2021 Brian Glassberg 12/1/2022 Robert A. Zmudka 8/9/2018 Adeniyi Adedoyin 1/29/2016 Jeffery R. Young 2/1/2015 Jennifer McManus 10/30/2020 Jennifer Van Aken 10/30/2020

Appendix E-2 APPENDIX E Detailed Claims Procedures Claims Procedure Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder. The Plan Administrator shall make all determinations as to the rights of any participant or other person who makes a claim for benefits under the Plan (a Claimant ). A Claimant may authorize a representative to act on his or her behalf with respect to any claim under the Plan. Initial Claims All claims shall be presented to the Plan Administrator in writing at the address in Appendix F. The deadline to submit a claim is described in Section 8, subject to the temporary extension of deadlines described below. If a claim is not timely submitted, it shall be treated as having been irrevocably waived. Claims Decisions Within ninety (90) days after receiving a claim, a claims official appointed by the Plan Administrator shall consider the claim and issue his or her determination thereon in writing. If the Plan Administrator or claims official determines that an extension of time is necessary, the claims official may extend the determination period for up to an additional ninety (90) days by giving the Claimant written notice indicating the special circumstances requiring the extension of time prior to the termination of the initial ninety (90) day period and the date by which the Plan Administrator expects to render a decision. If the claim is granted, the benefits or relief the Claimant seeks shall be provided. If the claim is wholly or partially denied, the claims official shall provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant: (1) the specific reason or reasons for the denial; (2) specific references to the Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (4) an explanation of the procedures for appealing denied claims and time limits applicable to such procedures, including a statement of the determination upon appeal. If the Claimant can establish that the claims official has failed to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official. Appeals of Denied Claims Each Claimant shall have the opportuni appeals shall be presented to the Plan Administrator in writing at the address in Appendix F. The appeal will be reviewed by the Plan Administrator or its designee (the appeals official ). A Claimant must appeal a denied claim within sixty (60) days after receipt of written notice of denial of the claim, or within sixty (60) days after it was due if the Claimant did not receive it by its due date, subject to the temporary extension of deadlines described in the paragraph below. The Claimant shall have the opportunity to submit written upon request and free of charge, reasonable The appeals official shall take into account during its review all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefits review. Any claims that the Claimant does not pursue

Appendix E-3 in good faith through the appeals stage, such as by failing to file a timely appeal request, shall be treated as having been irrevocably waived. Temporary Extension of Deadlines to File Claims and Appeals The Employee Benefits Security Administration, Department of Labor, Internal Revenue Service and Department of the Treasury (the Agencies ) issued COVID-19-related relief to temporarily extend the deadlines to file ERISA claims and appeals. Under this relief, the period from March 1, 2020 until sixty (60) days after the announced end of the national emergency (or such other date announced by the Agencies) will be disregarded in determining the deadlines for a Claimant to file claims and appeals under Section 8 and this Appendix E, provided, however, that no more than one (1) year will be disregarded in determining a given deadline. Appeals Decisions The decision by the appeals official shall be made not later than sixty (60) days after the written appeal is received by the Plan Administrator, however, if the appeals official determines that an extension of time is necessary, the appeals official may extend the determination period for up to an additional sixty (60) days by giving the Claimant written notice prior to the termination of the initial sixty (60) day period indicating the special circumstances requiring the extension of time and the date by which a determination on appeal is expected to be rendered. However, if the appeals official is a committee that meets at least quarterly, then the decision by the appeals official shall be made not la receipt of an appeal request, unless the appeal request is filed within thirty (30) days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second extension of time for processing, a benefit determination shall be rendered no later than the third meeting of the appeals o review is required, the appeals official shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The appeals official shall notify the Claimant of the benefit determination as soon as possible but not later than five (5) days after it has been made. The appeal decision shall be in writing, shall be set forth in a manner calculated to be understood by the Claimant and shall include the following: (1) the specific reason or reasons for the denial; (2) specific references to the Plan provisions on which the denial is based; (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and ht to bring an action under Section 502(a) of ERISA. If a Claimant does not receive the appeal decision by the date it is due, the Claimant may deem the appeal to have been denied. Subject to applicable law, any decision made in accordance with the claims procedures in this Appendix E is final and binding on all parties and shall be given the maximum possible deference allowed by law. Procedures The Plan Administrator shall adopt procedures by which initial claims shall be considered and appeals shall be resolved; different procedures may be established for different claims. All procedures shall be designed to afford a Claimant full and fair consideration of his or her claim and appeal.

Appendix E-4 Exhaustion; Judicial Proceedings No action at law or in equity shall be brought to recover benefits under the Plan until the claim and appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim, the evidence presented may be strictly limited to the evidence timely presented to the Plan Administrator and the appeals official. Any such judicial proceeding must be filed by the earlier of: (a) one year after the final decision regarding the appeal or (b) one year after the participant or other Claimant commenced payment of the Plan benefits at issue in the judicial proceeding.

Appendix F APPENDIX F ADDITIONAL INFORMATION RIGHTS UNDER ERISA As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants will be entitled to: Receive Information About Your Plan and Benefits 1. Plan, if any, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration . 2. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies. 3. is required by law to furnish each participant with a copy of this summary annual report. Prudent Actions by Plan Fiduciaries In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Company, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your right under ERISA. Enforce Your Rights If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits, which is denied or ignored, in whole or in part, you s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. However, no legal action may be commenced or maintained against the Plan prior until after you exhaust the Plan's claims procedures, which are described in this summary plan description. If you file suit, the court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Appendix F Assistance with Your Questions If you have any questions about your Plan, you should contact the Plan Administrator. If you should have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N. W., Washington, D. C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. ADMINISTRATIVE INFORMATION Name of Plan: GATX Corporation U.S. Executive Severance Plan, Plan Sponsor: GATX Corporation 233 South Wacker Drive Chicago, Illinois 60606-7147 Tel: (312) 621-6200 Plan Administrator: GATX Corporation 233 South Wacker Drive Chicago, Illinois 60606-7147 Tel: (312) 621-6200 Type of Administration: Self-Administered Type of Plan: Severance Pay Employee Welfare Benefit Plan Employer Identification Number: 36-1124040 Direct Questions Regarding the Plan to: Chief Human Resources Officer GATX Corporation 233 South Wacker Drive Chicago, Illinois 60606-7147 Tel: (312) 621-6200 Agent for Service of Legal Process: GATX Corporation 233 South Wacker Drive Chicago, Illinois 60606-7147 Tel: (312) 621-6200 Service of Legal Process may also be made upon the Plan Administrator. Plan Year End: December 31 Plan Number: [511] Funding: The Plan is unfunded. Plan benefits are paid as needed from the general assets of the Company.